Exhibit 99.1

Tapinator Reports Third Quarter 2019 Financial Results

■	Revenue year-to-date grew 29% year-over-year to $3.0mm
■	Bookings year-to-date decreased 5% year-over-year to $2.5mm
■	Adjusted bookings year-to-date grew 16% year-over-year to $2.5mm
■	Adjusted Category Leading Apps bookings year-to-date grew 108% year-over-year to $1.7mm
■	Net loss year-to-date decreased 28% year-over-year to $1.5mm
■	Adjusted EBITDA year-to-date increased 50% year-over-year to $213k

New York, NY – November 14th, 2019 – Tapinator, Inc. (“Tapinator,” the “Company,” “we,” “our,” or “us”) (OTCQB: TAPM), a developer and publisher of category leading apps for mobile platforms, with a focus on social casino games, today announced financial results for the three and nine months ended September 30, 2019, and the filing of its quarterly report on Form 10-Q for the period ended September 30, 2019. The quarterly report may be found at http://www.sec.gov. The results provided below replaces, in their entirety, any guidance or projections previously issued by the Company.

Ilya Nikolayev, Tapinator’s Chief Executive Officer, stated, “The strong year-to-date growth of our Category Leading Apps bookings, on both an absolute and as adjusted basis, speaks to the momentum of our social casino games, such as Video Poker Classic, and, we believe, is indicative of the future growth opportunities presented by these titles. As we continue to invest in live operations for these games, we believe that we have a clear pathway to achieving greater scale with our existing products as well as launching and growing two new social casino products in 2020.”

Third Quarter 2019 Financial Highlights (unaudited):

	Three Months Ended		Nine Months Ended
	Sept. 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
GAAP Results:
Revenue	$818,703	$681,337	$2,977,353	$2,303,698
Net Loss	$(571,482)	$(607,999)	$(1,496,376)	$(2,080,931)
Diluted Net Loss Per Share	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Non-GAAP Results:*
Bookings:
Category Leading Apps	$526,896	$787,064	$1,737,637	$1,336,948
Rapid-Launch Games	$261,408	$300,677	$803,041	$1,350,751
Total Bookings	$788,304	$1,087,741	$2,540,678	$2,687,699

Adjusted Bookings:**
Category Leading Apps, as adjusted	$526,896	$287,064	$1,737,637	$836,947
Rapid-Launch Games	$261,408	$300,677	$803,041	$1,350,751
Total Adjusted Bookings	$788,304	$587,741	$2,540,678	$2,187,699

Adjusted EBITDA	$(12,846)	$(27,237)	$213,327	$142,158

*A table has been included later in this press release with non-GAAP adjustments to the Company’s revenue resulting in Bookings (a non-GAAP measure) and non-GAAP adjustments to the Company's net loss, resulting in adjusted EBITDA (a non-GAAP measure) for the relevant periods.

**As adjusted to remove the effect of bookings recorded pursuant to one-time upfront payments that we received in connection with a 2018 software license agreement ( “Non-Recurring Bookings”) whereby we granted to a third party exclusive, worldwide rights to localize, publish, distribute and operate the Company’s Solitaire Dash mobile game (the “SD License Agreement”). A table has been included later in this press release with non-GAAP adjustments to the Company’s Bookings (a non-GAAP measure) resulting in Adjusted Bookings (also a non-GAAP measure).

Strategy

In early 2017, we began a major strategic shift to focus more of our investment and management resources into our Category Leading Apps business and, more specifically, into the social-casino genre. We believe the potential size, quality and sustainability of revenues and earnings from this business is significantly greater than that of our legacy Rapid-Launch Games business. We completed this shift during the fourth quarter of 2018 and we are now focused on developing and operating these Category Leading Apps, primarily within the social-casino genre.

Our goal for our Category Leading Apps business is to develop a small number of core franchise titles, primarily within the social-casino genre, that can achieve lifespans of at least five to ten years, and where we can grow these titles into sustainable market leaders within their respective product categories. In order to accomplish this, we are working to achieve customer lifetime values that exceed customer acquisition cost, at scale. To date, we have been able to achieve this, at certain customer volumes, for two products: Video Poker Classic and Solitaire Dash. We seek to build a valuable portfolio of these core franchise titles that can represent repeatable, stackable and long-term revenue streams for us.

Our Growth Opportunities

We believe that we have several promising growth opportunities:

●

Existing Games: We are continuously investing in and growing our current games by enhancing their functionality and delivering fresh content, improving our monetization and marketing engines to improve player engagement, increase conversion of free players to paying players and drive per-player monetization. As we continue to develop our games, we believe we will be able to further monetize our existing user base and attract new players. With access to additional marketing capital, we believe there is significant opportunity to scale our existing games as we increase market penetration for these titles.

●

New Games: We intend to continue to capitalize on our ability to build successful social-casino games and evergreen apps by introducing new titles that appeal to specific audiences and offer highly differentiated, best-in-class experiences.

●

Live Operations: We use live operations, or live ops, to create and execute events and promotions that are designed to maximize retention, revenue and player happiness. We view live ops as having four key components: content delivery, offers/promotions, events and product improvements. Content delivery allows us to provide new content (for example, new levels) to our players. Offers/promotions allow us to tailor both free and paid virtual currency and other offers to each player, depending on that player's past history with the game. Events allows us to provide content in the game that is available for a limited time such as a theme that is unlocked for a specific holiday. Product improvements is a continuous process where we analyze each game's metrics to invest in existing functionality and new feature development.

●

Strategic Acquisitions: We expect to pursue select strategic acquisitions to augment our organic top line growth and continue to build out our app portfolio. We plan to seek small, entrepreneurial teams that are focused on a single evergreen product. We expect that we will specifically target products that operate at sub-scale or that otherwise have not been optimized to achieve their full monetization potential.

Current Outlook

Our conviction regarding our social-casino focused, Category Leading Apps business has strengthened during 2019. We delivered year-over-year bookings growth of 30% within this business during the first nine months of this year. When adjusting for bookings recorded in the previous period in connection with one-time upfront payment that we received pursuant to the SD License Agreement, we delivered year-over-year bookings growth in excess of 100% within this business during the first nine months of this year. Based on the strength of this performance and the growth opportunities discussed above, we believe we are well positioned to continue to deliver solid bookings growth in the years ahead. We expect this growth to be driven by our seasoned franchises such as Video Poker Classic and Solitaire Dash, combined with recently launched titles such as Crypto Trillionaire and My Horoscope, and from our new game pipeline. We are particularly excited about our upcoming launch of the latest update to Video Poker Classic in November 2019. This significant update features new progressive jackpot functionality along with expanded Live Ops capabilities. We believe that both features will have a positive impact on retention and monetization, as we continue to invest in and scale Video Poker Classic into 2020.

In terms of upcoming game launches, Castle Builder, our new social-casino title, is currently in soft-launch in select international markets and features a slot mechanic, with innovative metagame systems that have been adapted from similar systems used in real money gaming. The title is made possible through Tapinator’s recent licensing deal with a major European real-money slots developer. The real-money version of the product is currently a top performing slot game across over 200 online casinos in a number of European countries. While we previously planned to launch this title globally during the fourth quarter of 2019, we have decided to delay launch until the first quarter of 2020 and instead focus our development and marketing resources for the remainder of 2019 on our already live applications.

Looking forward to 2020, we are actively seeking to add to our portfolio of social-casino titles through both organic product development and via selective publishing or acquisition opportunities. We are currently developing one such title that is expected to be released during the first quarter of 2020.

*Non-GAAP Financial Measures

We have provided in this release the non-GAAP financial measures of bookings and adjusted EBITDA, as a supplement to the measures of Revenue and Net Loss, which are prepared in accordance with United States generally accepted accounting principles ("GAAP"). Management uses bookings and adjusted EBITDA internally in analyzing our financial results to assess operational performance and liquidity. The presentation of bookings and adjusted EBITDA is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to bookings and adjusted EBITDA in assessing our performance and when planning, forecasting and analyzing future periods. We believe bookings and adjusted EBITDA are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. Below we have provided reconciliations between our historical and projected bookings and adjusted EBITDA to the most directly comparable GAAP financial measures below. Some limitations of bookings and adjusted EBITDA are as follows:

●	Bookings does not reflect that we defer and recognize online game revenue over the estimated life of durable virtual goods;

●

Adjusted EBITDA does not include the impact of stock-based expense, impairment of intangible assets previously acquired, acquisition-related transaction expenses, contingent consideration fair value adjustments and restructuring expense;

●	Adjusted EBITDA does not reflect income tax expense;

●	Adjusted EBITDA does not include other income or expense, which includes foreign exchange gains and losses and interest income or expense;

●

Adjusted EBITDA excludes depreciation and amortization of intangible assets and impairment of capitalized software. Although depreciation and amortization and impairment of capitalized software are non-cash charges, the assets being depreciated and amortized or impaired may have to be replaced in the future; and

●	Other companies, including companies in our industry, may calculate adjusted EBITDA differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, you should consider bookings and adjusted EBITDA along with other financial performance measures, including Revenue, Net Income (Loss), Diluted Net Income (Loss) Per Share, Cash Flow from Operations, Operating Income (Loss) and our other financial results presented in accordance with GAAP.

Reconciliations of GAAP to Non-GAAP Results and Other Non-GAAP Reporting Adjustments:

	Three Months Ended		Nine Months Ended
	Sept. 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Reconciliation of Revenue to Bookings:
Revenue	$818,703	$681,336	$2,977,353	$2,303,698
Change in deferred revenue	$(30,399)	$406,405	$(436,675)	$384,001
Bookings	$788,304	$1,087,741	$2,540,678	$2,687,699

Reconciliation of Bookings to Adjusted Bookings:
Bookings	$788,304	$1,087,741	$2,540,678	$2,687,699
Non-Recurring Bookings	-	$(500,000)	-	$(500,000)
Adjusted Bookings	$788,304	$587,741	$2,540,678	$2,187,699

	Three Months Ended		Nine Months Ended
	Sept. 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Reconciliation of Net Loss to Adjusted EBITDA:

Net loss	$(571,482)	$(607,999)	$(1,496,376)	$(2,080,931)
Interest expense, net	(352)	(1,136)	(2,144)	133,465
Income taxes	-	775	-	4,575
Amortization of capitalized software development	153,283	166,176	494,285	437,199
Depreciation and amortization of other assets	1,331	2,230	4,437	7,085
Amortization of debt discount	-	-	-	187,876
Stock-based expense	404,374	412,717	1,213,125	1,452,889
Adjusted EBITDA	$(12,846)	$(27,237)	$213,327	$142,158

About Tapinator

Tapinator Inc. (OTCQB: TAPM) develops and publishes category leading apps for mobile platforms, with a focus on social casino games. Tapinator's library includes over 300 titles that, collectively, have achieved over 495 million mobile downloads, including notable properties such as Video Poker Classic and Solitaire Dash. Tapinator generates revenues through the sale of branded advertising and via consumer transactions, including in-app purchases and subscriptions. Founded in 2013, Tapinator is headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile entertainment wherever they see the ‘T’ character logo, or at http://tapinator.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Tapinator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “goal,” “plan,” “feel,” "may," "will," "expect," "anticipate," "estimate," "intend," “target,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, among other things, our belief that we are very well situated to achieve continued revenue and bookings growth, our belief that the potential size, quality and sustainability of revenues and earnings from the Category Leading Apps business is significantly greater than our legacy Rapid-Launch Games business, our belief that our year-to-date revenue and bookings growth of our social casino games and our seasoned franchises titles, such as Video Poker Classic and Solitaire Dash, is indicative of the future growth opportunities by these titles, our belief that we have a clear pathway to achieving greater scale with our existing products as well as launching and growing two new social casino products in 2020, our goal for our Category Leading Apps business to develop a small number of core franchise titles that can achieve lifespans of at least five to ten years and grow into sustainable market leaders and that can represent repeatable, stackable and long-term revenue streams for us, our belief that the potential size, quality and sustainability of revenues and earnings from the Category Leading Apps business is significantly greater than that of our legacy Rapid-Launch Games business, our belief that we will be able to further monetize our existing user base and attract new players and our intent to continue to capitalize on our ability to build successful social-casino games and evergreen apps by introducing new titles that appeal to specific audiences and offer highly differentiated, best-in-class experiences. Forward-looking statements in this release involve substantial risks and uncertainties that could cause the development and monetization of our mobile games, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Tapinator undertakes no obligation to update or revise any forward-looking statements. The quoting and trading of the Company's common stock on the OTC Marketplace is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the Company's operations or business prospects. As a result, there may be volatility in the market price of the shares of the Company's common stock for reasons unrelated to operating performance. Moreover, the OTC Marketplace is not a stock exchange, and trading of securities on it is often more sporadic than trading of securities listed on a national securities exchange. Accordingly, stockholders may have difficulty reselling any of their shares. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and may be viewed at http://www.sec.gov.

CONTACT:

Tapinator Investor Relations

investor.relations@tapinator.com

914.930.6232